Exhibit 99.1

www.nts.com

Contact: Allen & Caron Inc	National Technical Systems
Jill Bertotti (investors)	William McGinnis, President and CEO
jill@allencaron.com	bill.mcginnis@nts.com
Len Hall (media)	Donald Tringali, Chairman of the Board
len@allencaron.com	don.tringali@nts.com
(949) 474-4300	(818) 591-0776

National Technical Systems Announces Certified Results
of September 27, 2011 Annual Meeting

Shareholders Overwhelmingly Reelect the Company’s Slate of Directors

Calabasas, CA (September 29, 2011)…National Technical Systems Inc. (NASDAQ: NTSC) (“NTS” or the “Company”), a leading provider of testing and engineering services, today announced that IVS Associates, Inc., the independent inspector of elections, has certified and released the final voting results from the Company’s Annual Meeting of Shareholders, which was held on September 27, 2011.

According to independent inspector of elections IVS Associates, Inc.:

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Company director nominees John Gibbons, Norman Wolfe and Robert Lin were all re-elected to serve three-year terms on the Board, each receiving at least 6,177,423 votes, representing approximately ninety-nine percent (99%) of the shares voted at the meeting and over fifty-four percent (54%) of all outstanding shares eligible to vote.

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Proposal 3, a non-binding shareholder proposal recommending that the Board hire an investment banking firm to initiate a search for a potential buyer of the Company was defeated with 4,492,991 shares, or seventy-two percent (72%) of the voted shares, being cast against this proposal.

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Proposals 4 and 5, shareholder proposals seeking amendments to the Company’s bylaws to (i) limit the size of the Board of Directors at nine (9) and (ii) require a shareholder vote to modify the size of the Board, were both defeated, with at least 6,115,619 shares, or approximately ninety-eight percent (98%) of the voted shares, being cast against each of these proposals.

The shareholders also ratified the appointment of Ernst & Young, LLP as independent registered public accounting firm for the fiscal year ending January 31, 2012.  Additional information regarding the voting results is contained in the Company’s Form 8-K filed today.

The report from the independent inspector of elections reflected that 6,316,355 shares were voted at the meeting, which constituted a quorum of more than fifty-five percent (55%) of the 11,375,819 outstanding shares eligible to vote. The relatively low quorum was due to the fact that some proxy-holders did not vote their proxies prior to or at the meeting.

NTS Chairman Donald J. Tringali commented, "We are extremely pleased that an overwhelming majority of shares voted, as well as a strong majority of all outstanding shares of the Company, supported our director nominees. The shareholders have spoken, stating loudly and clearly that the current Board has their trust to protect the best interests of all NTS shareholders while executing on a strategy to maximize shareholder value.”

Tringali continued, "The Board will continue its policy of having an open dialog with its shareholders. The Board is committed to addressing the liquidity concerns brought to us by shareholders and is open to any strategic options that can maximize value and provide shareholders with the liquidity they desire. As we have in the past, we will continue to utilize outside advisors, including investment bankers, in this process.  We will keep our shareholders apprised of important developments through public announcements as appropriate. It is unfortunate that certain shareholders insisted in conducting this costly proxy fight even after the Board presented them with a fair settlement offer that could have ended this proxy fight more than two months ago.  Now that the shareholders have spoken, the Board and the Company’s talented management team look forward to continuing their work to maximize shareholder value for all shareholders without unnecessary distraction.”

About National Technical Systems
National Technical Systems, Inc. is a leading provider of testing and engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit the Company’s website at www.nts.com or call 800-270-2516.

Forward-Looking Statements
The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the Company’s services and products and other risks identified in the Company’s SEC filings.  Actual results, events and performance may differ materially.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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